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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 8, 2005


                               BCSB BANKCORP, INC.
                               -------------------
               (Exact Name Of Registrant As Specified In Charter)


       UNITED STATES                     0-24589                52-2108333
-------------------------------      ------------------    --------------------
(State Or Other Jurisdiction           (Commission           (IRS Employer
Of Incorporation)                      File Number)         Identification No.)


4111 E. JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND                    21236
--------------------------------------------------------------------------------
(Address Of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (410) 256-5000
                                                           --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 8, 2005, Baltimore County Savings Bank, FSB (the "Bank") the savings association subsidiary of BCSB Bankcorp, Inc. (the "Company"), entered into a Supervisory Agreement with the Office of Thrift Supervision ("OTS").

         The entry into the Supervisory Agreement was based on the Bank's 2005 report of examination in which the OTS concluded that grounds existed for the initiation of administrative proceedings against the Bank. Without admitting or denying that such grounds existed, the Bank determined to enter into the Supervisory Agreement to cooperate with the OTS and as evidence of the Bank's intent to comply with all applicable laws and regulations and engage in safe and sound practices.

         Pursuant to the terms of Supervisory Agreement, the Bank agreed as follows:

     (1) To review and revise as necessary the Bank's written policy for compliance with the Bank Secrecy Act (the "BSA") laws and regulations (the "BSA Compliance Program"). In amending the BSA Compliance Program, the Board of Directors must: (i) review and revise as necessary the Bank's written methodology for assigning risk levels; (ii) strengthen the Bank's customer identification program; (iii) review and revise as necessary the Bank's written internal controls, due diligence processes and oversight and monitoring procedures; (iv) strengthen the Bank's currency transaction reporting procedures; (v) review and revise as necessary the Bank's specific review procedures to ensure the accurate completion and timely filing of all currency transaction reports; and (vi) complete all other actions discussed in the Bank's 2005 examination. The Board also must review the Bank's BSA Compliance Program on an annual basis to assess its adequacy and compliance with applicable BSA laws and regulations and, within 60 days, review and revise the Bank's policies and procedures for conducting annual independent testing of the Bank's BSA Compliance Program.

     (2) To review and amend as necessary the Bank's Flood Disaster Protection Act Policy and procedures to ensure that appropriate flood insurance, if required, is obtained and maintained for all properties securing a loan from the Bank.

     (3) To review and revise as necessary the Bank's written indirect automobile loan underwriting policies and procedures.

     (4) Within 60 days, to prepare, adopt and submit for review and approval by the OTS a comprehensive three year business plan that considers the Bank's existing operations, business strategies, current market conditions, local demographics, earnings, available resources and existing capital levels.

         The Supervisory Agreement will remain in effect until terminated, modified, or suspended in writing by the OTS.


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         The Company believes that the Bank has already adopted and implemented some of the various plans, policies and procedures required by the Supervisory Agreement and that the Bank will be able to fully adopt and implement the various plans, policies and procedures required by the Supervisory Agreement. However, a failure to comply with the Supervisory Agreement could result in the initiation of a formal enforcement action by the OTS, including the imposition of civil monetary penalties. While the Supervisory Agreement is expected to result in additional regulatory compliance expense for the Company, the amount of such expense is not anticipated to have a material financial impact on the Company.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Supervisory Agreement included in this filing as Exhibit 99.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)    Not applicable.

(b)    Not applicable.

(c)    The following exhibit is furnished herewith:

       Exhibit 99.1     Supervisory Agreement dated December 8, 2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BCSB BANKCORP, INC.



Date:  December 14, 2005               By: /s/ David M. Meadows
                                           ----------------------------------
                                           David M. Meadows
                                           Vice President and Secretary